Report of Independent
Registered Public Accounting
Firm


The Board of Trustees and
Shareholders
of Northern Lights Fund Trust:
In planning and performing
our audit of the financial
statements of Altegris
Futures Evolution Strategy
Fund  (the Fund) as of and for
the year ended September
30, 2014, in accordance with
the standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Fund's internal control over
financial reporting, including
controls over safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, but not for
the purpose of expressing an
opinion on the effectiveness
of the Fund's internal control
over financial reporting.
Accordingly, we express no
such opinion.
The management of the Fund
is responsible for
establishing and maintaining
effective internal control over
financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits
and related costs of controls.
A company's internal control
over financial reporting is a
process designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external
purposes in accordance with
generally accepted
accounting principles. A
company's internal control
over financial reporting
includes those policies and
procedures that (1) pertain to
the maintenance of records
that, in reasonable detail,
accurately and fairly reflect
the transactions and
dispositions of the assets of
the company; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial
statements in accordance
with generally accepted
accounting principles, and
that receipts and
expenditures of the company
are being made only in
accordance with
authorizations of
management and directors of
the company; and (3) provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition, use
or disposition of a company's
assets that could have a
material effect on the
financial statements.
Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation
of effectiveness to future
periods are subject to the risk
that controls may become
inadequate because of
changes in conditions, or that
the degree of compliance
with the policies or
procedures may deteriorate.
A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees,
in the normal course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis. A material
weakness is a deficiency, or a
combination of deficiencies,
in internal control over
financial reporting, such that
there is a reasonable
possibility that a material
misstatement of the
company's annual or interim
financial statements will not
be prevented or detected on
a timely basis.
Our consideration of the
Fund's internal control over
financial reporting was for
the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United
States). However, we noted
no deficiencies in the Fund's
internal control over financial
reporting and its operation,
including controls over
safeguarding securities, that
we consider to be a material
weakness as defined above
as of September 30, 2014.
This report is intended solely
for the information and use of
management and the Board
of Trustees of Altegris Futures
Evolution Strategy Fund and
the Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone other
than these specified parties.
/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 26, 2014